SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 18, 2003

OAKWOOD HOMES CORPORATION

(Exact name of registrant as specified in charter)

North Carolina	1-7444	56-0985879

(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

7800 McCloud Road, Greensboro, North Carolina 27409-9634

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (336) 664-2400

Item 5. Other Events.

      On February 18, 2003, Oakwood Homes Corporation and certain of its subsidiaries (the “Borrowers”) announced that they had closed an arrangement for the up to $75.0 million servicing advance tranche (the “Tranche B Arrangement”) of the Borrowers’ $215 million debtor-in-possession financing facility. Oakwood Servicing Holdings Co., LLC (“OSHC”) services manufactured housing installment sales contracts and mortgage loans (collectively, “Contracts”) under various pooling and servicing agreements under which asset-backed securities were issued backed by pools of such Contracts (the “REMIC Pooling Agreements”). Under each REMIC Pooling Agreement, OSHC is required to advance certain delinquent installments of principal and interest under the Contracts (“P&I Advances”) to the related trustees (the (“ REMIC Trustees”). Pursuant to each REMIC Pooling Agreement, OSHC is entitled to be reimbursed out of cash flows from the related Contracts for all P&I Advances disbursed by OSHC. OSHC’s rights to be reimbursed for P&I Advances are referred to herein as “Receivables.” Pursuant to the Receivables Purchase Agreement, dated as of February 1, 2003, between OSHC, as seller, and Oakwood Advance Receivables Company II, L.L.C. (“OARC II”), OSHC has agreed to sell and contribute to OARC II all of its Receivables under its REMIC Pooling Agreements. OARC II in turn has pledged to JPMorgan Chase Bank, as indenture trustee (the “Indenture Trustee”), all of the Receivables sold and contributed to OARC II by OSHC, pursuant to an Indenture (the “Indenture”), dated as of February 1, 2003, between OARC II, as issuer, and the Indenture Trustee, for the benefit of the holders of the Notes issued by OARC II under the Indenture, Greenwich Capital Financial Products, Inc., as agent for the Tranche A Lenders, and the Tranche A Lenders. Under the Indenture, OARC II issued its Advance Receivables Backed Notes, Series 2003-ADV1 (the “Notes”). Under a Note Purchase Agreement, dated as of February 1, 2003, among OARC II, certain Tranche B Lenders named in such agreement, and Greenwich Capital Financial Products, Inc., as agent for the Tranche B Lenders, certain lenders (the “Tranche B Lenders”) purchased the Notes from OARC II.

     This Tranche B Arrangement is in addition to the $140 million revolving credit tranche that the Company closed January 28, 2003 (“Tranche A”). Borrowings under the Tranche B Arrangement are to be used primarily to provide liquidity for P&I Advances required under the REMIC Pooling Agreements.

      On February 18, 2003, the Borrowers filed their Joint Consolidated Plan of Reorganization (the “Plan”) and related Disclosure Statement for the Plan (the “Disclosure Statement”) with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Plan and the Disclosure Statement have not been approved by the Bankruptcy Court. Certain material exhibits to the Plan and Disclosure Statement have not yet been filed with the Bankruptcy Court. Copies of the Plan and the Disclosure Statement are filed as Exhibits 99.2 and 99.3, respectively, to this Current Report on Form 8-K.

      Bankruptcy law does not permit solicitation of acceptances of the Plan until the Bankruptcy Court approves the applicable Disclosure Statement relating to the Plan as providing adequate information of a kind, and in sufficient detail, as far as is reasonably practicable in light of the nature and history of the debtor and the condition of the debtor’s books and records, that would enable a hypothetical reasonable investor typical of the holder of claims or interests of the relevant class to make an informed judgment about the Plan. Accordingly, this announcement is not intended to be, not should it be construed as, a solicitation for a vote on the Plan. The Borrowers will emerge from Chapter 11 if and when the Plan receives the requisite creditor approvals and is confirmed by the Bankruptcy Court.

      The Plan and Disclosure Statement contain forward-looking statements within the meaning of Section 27A of Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements reflect the current views of the Borrowers with respect to future events and are subject to a number of risks, including, among others, the following: the Borrowers’ expectations or beliefs concerning future events that involve risks and uncertainties, including the ability of the Borrowers to satisfy the conditions and requirements of its credit facilities, the effects of the Chapter 11 cases on the operation of the Borrowers, the Borrowers’ ability to obtain court approval with respect to motions in the Chapter 11 cases prosecuted by them from time to time, the ability of the Borrowers to prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 cases, competitive industry conditions could further adversely affect sales and profitability; the Borrowers may be unable to access sufficient capital to fund their operations; the Borrowers may not be able to securitize their loans or otherwise obtain capital to finance their retail sales and financing activities; the Borrowers may recognize special charges or experience increased costs in connection with their securitization or other financing activities; the Borrowers may recognize significant expenses or charges associated with the reorganization; the Borrowers may recognize special charges or experience increased costs in connection with restructuring activities; the Borrowers may not realize anticipated benefits associated with its restructuring activities (including the closing of underperforming sales centers); adverse changes in governmental regulations applicable to their business could negatively impact the Borrowers; they could suffer losses resulting from litigation (including shareholder class actions or other class action suits); the Borrowers could experience increased credit losses or higher delinquency rates on loans originated; negative changes in general economic conditions in markets could adversely impact the Borrowers; the Borrowers could experience lower recovery rates than anticipated on the sale of repossessions; the Borrowers could lose the services of key management personnel; and any other factors that generally affect companies in bankruptcy proceedings or in these lines of business could also adversely impact the Borrowers.

      In addition, the views of the Borrowers are subject to certain risks related to Chapter 11 bankruptcy proceedings, including the following: the Borrowers may not be able to continue as a going concern; the Borrowers’ financing arrangements may be terminated or otherwise may not be available for borrowing; the Borrowers may not be able to securitize the loans that they originate or otherwise finance their loan origination activities; the Borrowers may not be able to obtain the Court’s approval with respect to motions in the Chapter 11 proceeding prosecuted by them from time to time; the Borrowers may not be able to develop, prosecute, confirm and consummate one of more plans of reorganization with respect to the Chapter 11 cases; third parties may seek and obtain court approval to terminate or shorten the exclusivity period that the Company has to propose and confirm one of more plans of reorganization for the appointment of a Chapter 11 trustee or to convert the cases to Chapter 7 cases; the Borrowers may not be able to obtain and maintain normal terms with vendors and service providers; the Borrowers may not be able to maintain contracts that are critical to its operations and the Chapter 11 cases may have an adverse impact on the Company’s liquidity or results of operations.

      Should the Borrowers’ underlying assumptions prove incorrect or should one or more of the risks and uncertainties materialize, actual events or results may vary materially and adversely from those described herein as anticipated, expected, believed or estimated.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements. Not applicable.

(b) Pro Forma Financial Information. Not applicable.

(c) Exhibits. The following exhibits are filed herewith:

10.1	Note Purchase Agreement dated as of February 1, 2003 by and among Oakwood Advance Receivables Company II, L.L.C., the Tranche B Lenders party thereto and Greenwich Capital Financial Products, Inc, as agent for the Tranche B Lenders

10.2	Indenture, dated as of February 1, 2003, by and between Oakwood Advance Receivables Company II, L.L.C. and JPMorgan Chase Bank, , not in its individual capacity, but solely as Indenture Trustee

10.3	Receivables Purchase Agreement dated as of February 1, 2003, by and between Oakwood Advance Receivables Company II, L.L.C. and Oakwood Servicing Holdings Co., LLC

99.1	Press Release dated February 18, 2003

99.2	Joint Consolidated Plan of Reorganization of Oakwood Homes Corporation and its Affiliated Debtors and Debtors-in-Possession Under Chapter 11 of the Bankruptcy Code dated February 18, 2003

99.3	[Proposed] Disclosure Statement for Joint Consolidated Plan of Reorganization of Oakwood Homes Corporation and its Affiliated Debtors and Debtors-in-Possession Under Chapter 11 of the Bankruptcy Code dated February 18, 2003

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OAKWOOD HOMES CORPORATION

Date: March 4, 2003	By:	/s/ Suzanne H. Wood Name: Suzanne H. Wood Title: Executive Vice President and Chief Financial Officer

SECURITIES AND EXCHANGE COMMISSION
Washington, DC

EXHIBITS

CURRENT REPORT
ON
FORM 8-K

Date of Event Reported:	Commission File No:
February 18, 2003	1-7444

OAKWOOD HOMES CORPORATION

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Note Purchase Agreement dated as of February 1, 2003 by and among Oakwood Advance Receivables Company II, L.L.C., the Tranche B Lenders party thereto and Greenwich Capital Financial Products, Inc, as agent for the Tranche B Lenders

10.2	Indenture, dated as of February 1, 2003, by and between Oakwood Advance Receivables Company II, L.L.C. and JPMorgan Chase Bank, , not in its individual capacity, but solely as Indenture Trustee

10.3	Receivables Purchase Agreement dated as of February 1, 2003, by and between Oakwood Advance Receivables Company II, L.L.C. and Oakwood Servicing Holdings Co., LLC

99.1	Press Release dated February 18, 2003

99.2	Joint Consolidated Plan of Reorganization of Oakwood Homes Corporation and its Affiliated Debtors and Debtors-in-Possession Under Chapter 11 of the Bankruptcy Code dated February 18, 2003

99.3	[Proposed] Disclosure Statement for Joint Consolidated Plan of Reorganization of Oakwood Homes Corporation and its Affiliated Debtors and Debtors-in-Possession Under Chapter 11 of the Bankruptcy Code dated February 18, 2003